Bacterin International Holdings, Hires Biologics VP of Business
Development with Strong Orthopedics Background

BELGRADE, MT, – January X, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (OTCBB: BIHI), today announced that it has appointed Anna Kroll as VP Business Development and Customer Relations, effective January 17, 2011.  Ms. Kroll has fourteen years of marketing management experience with over eight years managing the biomaterials business for a Fortune 500 orthopedic medical device company.

Most recently, Ms. Kroll was responsible for the global bone cement and bone substitute product lines at Stryker Orthopedics. She was instrumental in the introduction and launch of Simplex® P with Tobramycin, the first antibiotic bone cement approved for use in the US. The last several years she has been focused on developing the Biologics strategy and fueling the business development pipeline.  Prior to this, Ms. Kroll managed the lower extremity product portfolio at Kinetikos Medical, Inc. (acquired by Integra Life Sciences Holdings Corp.), a company focused on the development, manufacture and distribution of orthopedic implants and surgical devices for small bone and joint procedures of the foot, ankle, hand, wrist and elbow.

Guy Cook commented, “We are fortunate to have found a highly knowledgeable executive who has proven and valuable experience in business development for biologics.  Anna’s ability to effectively coordinate interaction between surgeons and sales personnel, as well as product planning and promotion will be key to furthering the continuing success of Bacterin’s marketing program.  Anna will be instrumental in implementing our product message through the communication channels and managing our business development activities to further Bacterin’s product penetration within the surgical community.  She will also be a welcomed addition to our strong marketing team.”

Ms. Kroll added, “Bacterin International is at the forefront of biologics with innovative, high quality products, seeing explosive growth in the market.  I believe Bacterin has the opportunity to revolutionize the biologics market and I look forward to working with Bacterin’s team of professionals to achieve new heights for the Company.”

About Bacterin International Holdings, Inc.
Bacterin International Holdings, Inc. (“Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain by facet joint stabilization, promotion of bone fusion in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral bone defect repair in articulating joint surgeries.

Bacterin’s Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination on medical devices drug delivery, local (as opposed to systemic) pain management, and anti-thrombotic factors for medical device applications.

Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot, state-of-the-art, fully compliant and FDA registered facility, equipped with four "Class 100" clean rooms.  For further information please visit www.bacterin.com.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108

or

Guy Cook
Chairman & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  Our forward-looking statements include earnings guidance and other statements regarding our expectations and beliefs.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in Amendment No. 1 to our Form S-1 filed December 7, 2010.  The Company expressly disclaims any current intention to update any forward-looking statements as a result of new information or future events or developments.